SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 28, 1998

                           COPLEY PHARMACEUTICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                      0-20126                     04-2514637

           (COMMISSION FILE NUMBER)   (IRS EMPLOYER IDENTIFICATION NO.)

                   25 JOHN ROAD
               CANTON, MASSACHUSETTS                   02021
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

                                 (781) 821-6111
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5            OTHER EVENTS

The Annual Meeting of Shareholders of Copley Pharmaceutical, Inc. (NASDAQ:CPLY) was held on May 28, 1998. Shareholders elected Robert P. Cook, Jane C.I. Hirsh and David A. Jenkins as Directors, each to serve a three year term. KPMG Peat Marwick LLP was ratified as the Company's auditors for the year ending December 31, 1998.

Following the Annual Meeting of Shareholders, the Board of Directors of Copley met and decided not to renew its previously announced retention of CIBC Oppenheimer & Co. While continuing to review strategic alternatives, the Board intends to concentrate its immediate efforts on hiring a Chief Executive Officer for Copley.

The Board elected David A. Jenkins, President of Hoechst Corporation, as Chairman. Mr. Jenkins replaces Kenneth N. Larsen, who chose not to continue as Chairman and remains a member of the Board.

The Board also elected Daniel M.P. Caron as the Company's Vice President, Chief Financial Officer and Treasurer effective June 15, 1998, replacing Ken E. Starkweather, the current holder of these titles, who will be leaving to begin a long-planned retirement. Mr. Caron has been Copley's Corporate Controller for nearly six years; prior to joining Copley, Mr. Caron was Chief Financial Officer at Rosecraft, Inc. and a Certified Public Accountant for Coopers and Lybrand.

Copley Pharmaceutical, Inc. headquartered in Canton, MA, is a leading manufacturer and marketer of a broad range of multi-source prescription and over-the-counter pharmaceuticals in a variety of dosage forms. The Company markets its products to distributors, retail chains, wholesalers, hospitals, government agencies and managed health care entities.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


           SIGNATURE                              TITLE                 DATE

 /s/  Ken E. Starkweather      Vice President-Finance, Chief        June 8, 1998
---------------------------    Financial Officer and Treasurer
      Ken E. Starkweather      (principal financial and principal
                                accounting officer)